CUSIP No. 141384107

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D to which this Agreement is annexed as Exhibit 1, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 16, 2016

OCP ASIA LIMITED

By:	/s/ Colin Smith
Name:	Colin Smith
Title:	Authorized Signatory

OCP ASIA (HONG KONG) LIMITED

By:	/s/ Ben Harris
Name:	Ben Harris
Title:	Authorized Signatory

OCP ASIA (SINGAPORE) PTE. LIMITED

By:	/s/ Colin Smith
Name:	Colin Smith
Title:	Authorized Signatory

/s/ Stuart M. Wilson
Stuart M. Wilson

/s/ Teall N. Edds
Teall N. Edds